UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9200 E. Pima Center Parkway, Suite 250

Scottsdale, Arizona 85258

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 305-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TPIC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 14, 2023, TPI Composites, Inc., a Delaware corporation (the “Company”), entered into the following agreements with funds managed by Oaktree Capital Management, LP (“Oaktree”) to refinance Oaktree’s outstanding Series A Preferred Stock holdings in the Company.

Credit Agreement and Guaranty

On December 14, 2023 (the “Closing Date”), the Company entered into a Credit Agreement and Guaranty (the “Credit Agreement”) with the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Oaktree Fund Administration, LLC, as administrative agent for the Lenders. The Credit Agreement establishes a term loan facility of $443,000,000 (the “Term Loan”), consisting of (i) $393,000,000 in Initial Term Loans (as defined in the Credit Agreement), which shall be deemed made on the Closing Date by the Lenders on a cashless basis in exchange for all the Series A Preferred Stock currently outstanding and held by the Lenders and $43,000,000 of the accrued and unpaid dividends on the Series A Preferred Stock (the “Cashless Exchange”) and (ii) up to $50,000,000 aggregate principal amount of commitments for Additional Term Loans (as defined in the Credit Agreement) to be extended on a Subsequent Funding Date (as defined in the Credit Agreement) during the Availability Period (as defined in the Credit Agreement), subject in each case to the terms and conditions set forth in the Credit Agreement.

Borrowings under the Term Loan will bear interest at a rate per annum of 11.00%, provided that the interest rate shall be automatically increased to 15.00% per annum from and after the funding of any Additional Term Loans. Under the terms of the Credit Agreement, the Company has the ability to pay in kind all interest payments through December 31, 2025, subject to certain exceptions. In addition, the Company can pay in kind 50% of the interest payments from January 1, 2026, through the maturity date of the Term Loan on March 31, 2027, subject to certain exceptions. If the Company elects to pay in cash any interest payments that could have been paid in kind, such interest payments can be reduced by 2%, resulting in an effective interest rate of 9% for such portion of interest. The Credit Agreement requires maintenance of a minimum cash balance in secured accounts in the U.S. but does not include any other financial maintenance covenants.

The Company’s obligations under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) will be guaranteed by the Subsidiary Guarantors (as defined in the Credit Agreement). The Company’s and the Subsidiary Guarantors’ (collectively, the “Loan Parties”) respective obligations under the Credit Agreement and the other Loan Documents are secured by first priority security interests in substantially all assets of the Loan Parties, including intellectual property, subject to certain customary thresholds and exceptions. As of the Closing Date, the Subsidiary Guarantors include all of the Company’s U.S. wholly owned subsidiaries, and after the closing date will include certain foreign subsidiaries.

In addition, the Credit Agreement contains certain events of default that entitle the Agent to cause the Company’s indebtedness under the Credit Agreement to become immediately due and payable, and to exercise remedies against the Loan Parties and the collateral securing the Term Loan, including cash. Under the Credit Agreement, an event of default will occur if, among other things, the Company fails to make payments under the Credit Agreement (subject in certain cases to specified grace periods), the Company or its subsidiaries breach any of the covenants under the Credit Agreement (subject to specified cure periods with respect to certain breaches), a Change of Control (as defined in the Credit Agreement) occurs, the Company, its subsidiaries or their respective assets become subject to certain legal proceedings, such as bankruptcy proceedings, the Company and/or its subsidiaries are unable to pay their debts as they become due or default on contracts with third parties which would permit the holder of indebtedness in excess of a certain threshold to accelerate the maturity of such indebtedness or that could cause a material adverse change.

A copy of the Credit Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description does not purport to be complete and is subject and qualified in its entirety by reference to the Credit Amendment.

Common Stock Purchase Agreement

On December 14, 2023, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Oaktree Power Opportunities Fund V (Delaware) Holdings, L.P., OPPS TPIC Holdings, LLC and Oaktree Phoenix Investment Fund, L.P. (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers have agreed to waive, cancel and terminate their respective rights to an aggregate of $43,000,000 of accrued and unpaid dividends on the shares of Series A Preferred Stock in exchange for, and in consideration of, the issuance by the Company of an aggregate of 3,899,903 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to the Purchasers. The issuance of the shares of Common Stock to the Purchasers was completed on December 14, 2023.

A copy of the Purchase Amendment is included as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description does not purport to be complete and is subject and qualified in its entirety by reference to the Purchase Amendment.

Amended and Restated Investor Rights Agreement

Contemporaneously with the execution and delivery of the Credit Agreement and the Purchase Agreement, the Company and the Purchasers entered into an Amended and Restated Investor Rights Agreement (the “A&R Investor Rights Agreement”), which amends and restates in its entirety that certain Investor Rights Agreement, dated as of November 22, 2021, by and between the Company and the Purchasers. The Investor Rights Agreement contains a number of customary covenants and agreements, including registration rights with respect to shares of Common Stock held by the Purchasers.

The foregoing description does not purport to be complete and is subject and qualified in its entirety by reference to the A&R Investor Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 and the terms of which are incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The description set forth under Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

ITEM 3.02.	UNREGISTERED SALE OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Common Stock pursuant to the Purchase Agreement is incorporated herein by reference.

The shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreement were offered, issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers in the Purchase Agreement. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the transactions contemplated by the Purchase Agreement, on December 14, 2023, the Company will file a Cancellation of Certificate of Designations of the Series A Preferred Stock (the “Certificate of Cancellation”) with the Secretary of State of the State of Delaware. The Certificate of Cancellation will extinguish the obligations of the Company pursuant to the Certificate of Designations of the Series A Preferred Stock, which was originally filed with the Secretary of State of the State of Delaware on November 22, 2021.

Item 7.01	REGULATION FD DISCLOSURES.

On December 14, 2023, the Company issued a press release announcing, among other things, the execution of the Credit Agreement and the Purchase Agreement and the transactions contemplated thereby. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information included in Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in any such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1*	Credit Agreement and Guaranty, dated as of December 14, 2023, among the Company, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and Oaktree Fund Administration, LLC.

10.2*	Common Stock Purchase Agreement, dated as of December 14, 2023, among the Company, Oaktree Power Opportunities Fund V (Delaware) Holdings, L.P., Opps TPIC Holdings, LLC and Oaktree Phoenix Investment Fund, L.P.

10.3	Amended and Restated Investor Rights Agreement, dated as of December 14, 2023, among the Company, Oaktree Power Opportunities Fund V (Delaware) Holdings, L.P., Opps TPIC Holdings, LLC and Oaktree Phoenix Investment Fund, L.P.

99.1	Press Release, dated December 14 , 2023

104.1	Cover page interactive data file (embedded within the Inline XBRL document).

*

Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the staff of the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, TPI Composites, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI COMPOSITES, INC.

Date: December 14, 2023	By:	/s/ Ryan Miller
Ryan Miller
Chief Financial Officer